EXHIBIT (D)(2)

                          EXPENSE LIMITATION AGREEMENT

AGREEMENT made as of the 1st day of August 2007 by and between STI Classic Funds (the "Trust"), a Massachusetts business trust, and Trusco Capital Management Inc. (the "Adviser").

The Adviser hereby agrees to waive its fee and/or reimburse expenses to the extent necessary to limit total operating expenses for the series of the Trust (the "Funds") set forth on Schedule A to the levels set forth on Schedule A until August 1, 2008.

If at any point before August 1, 2010, it becomes unnecessary for the Adviser to make reimbursements for a particular Fund, the Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap to recapture any of its prior reimbursements.

The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund's expenses, and that the Adviser's guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

STI CLASSIC FUNDS                       TRUSCO CAPITAL MANAGEMENT INC.


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                          EXPENSE LIMITATION AGREEMENT
                                   SCHEDULE A

                                                      EXPENSE
              FUND                  SHARE CLASS     LIMITATION
              ----                ---------------   ----------
North Carolina Tax-Exempt Bond           I             0.71%
                                         A             0.86%
                                         C             1.71%

Seix Floating Rate High Income           I             0.55%
                                         A             0.85%
                                         C             1.55%

Classic Institutional Cash
   Management Money Market         Institutional       0.17%

Classic Institutional Municipal
   Cash Reserve Money Market       Institutional       0.20%

Classic Institutional U.S.
   Government Securities Money
   Market                          Institutional       0.20%

Classic Institutional U.S.
   Treasury Securities Money
   Market                          Institutional       0.20%

                                  Corporate Trust      0.45%

Life Vision Aggressive Growth            I             0.20%
                                         A             0.50%
                                         B             0.95%
                                         C             1.20%

Life Vision Conservative Growth          I             0.20%
                                         A             0.50%
                                         B             0.95%
                                         C             1.20%

Life Vision Growth & Income              I             0.20%
                                         A             0.50%
                                         B             0.95%
                                         C             1.20%

                          EXPENSE LIMITATION AGREEMENT
                                   SCHEDULE A
                                   (CONTINUED)

                                                      EXPENSE
              FUND                  SHARE CLASS     LIMITATION
              ----                ---------------   ----------
Life Vision Moderate Growth              I             0.20%
                                         A             0.50%
                                         B             0.95%
                                         C             1.20%

Life Vision Target Date 2015             I             0.20%
                                         A             0.50%
                                         C             1.20%

Life Vision Target Date 2025             I             0.20%
                                         A             0.50%
                                         C             1.20%

Life Vision Target Date 2035             I             0.20%
                                         A             0.50%
                                         C             1.20%

Select Large Cap Growth Stock            I             0.95%
                                         A             0.25%
                                         C             1.95%